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                                                                    Exhibit 12.7



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND III
RATIO OF EARNINGS TO FIXED CHARGES:


                                                       Year End.     Year End.   Year End.    Year End.     Year End.
                                                         1996          1997        1998         1999          2000
                                                     -----------------------------------------------------------------
Earnings:
  Pretax income (loss)                                   $ 47         $ (871)      $ 38         $ (7)         $ (25)

Fixed Charges:
  Interest expense                                        264            299          -            -              -
  Interest factor of rental expense                         -              -          -            -              -
                                                     -----------------------------------------------------------------
             Total fixed charges                          264            299          -            -              -
                                                     -----------------------------------------------------------------

             Total earnings                               311           (572)        38           (7)           (25)
             Total fixed charges                          264            299          -            -              -
                                                     -----------------------------------------------------------------

                                                     -----------------------------------------------------------------
Ratio of earnings to fixed charges                       1.18          (1.91)         -            -              -
                                                     -----------------------------------------------------------------

                                                     -----------------------------------------------------------------
  Deficiency to cover fixed charges                         -            871          -            7             25
                                                     -----------------------------------------------------------------